Exhibit 99.1

NEWS RELEASE

For additional information, contact:

Oncor Communications: 877.426.1616

Oncor Investor Relations: 214.486.6035

ONCOR ANNOUNCES PRICING OF $450 MILLION SENIOR SECURED NOTES OFFERING

DALLAS (September 24, 2020) — Oncor Electric Delivery Company LLC (“Oncor”) announced today the pricing of $450 million principal amount of 0.55% Senior Secured Notes due 2025 (the “Notes”) on September 23, 2020. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The sale of the Notes is expected to close on September 28, 2020, subject to the satisfaction of customary closing conditions.

The Notes will accrue interest payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021, at a rate of 0.55% per year. Oncor’s obligations under the Notes will be secured pari passu with Oncor’s existing secured indebtedness.

Oncor intends to use the net proceeds from the offering to finance or re-finance, in whole or in part, eligible projects consisting of investments in or expenditures with minority- and women-owned business suppliers pursuant to the Oncor Sustainable Bond Framework.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the foregoing Notes. This announcement is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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Forward-Looking Statements

This news release contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this news release, other than statements of historical facts (often, but not always, through the use of words or phrases such as ”expects,” “estimates,” “projected,” “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “should,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. They involve risks, uncertainties and assumptions. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: legislation, governmental policies and orders and regulatory actions; legal and administrative proceedings and settlements, including the exercise of equitable powers by courts; weather conditions and other natural phenomena; health epidemics and pandemics, including the evolving COVID-19 pandemic and its impact on Oncor’s business and the economy in general; acts of sabotage, wars or terrorist or cyber security threats or activities; economic conditions, including the impact of a recessionary environment; unanticipated population growth or decline, or changes in market demand and demographic patterns; changes in business strategy, development plans or vendor relationships; unanticipated changes in interest rates or rates of inflation; unanticipated changes in operating expenses, liquidity

Oncor

1616 Woodall Rodgers Freeway

Dallas, Texas 75202

oncor.com

needs and capital expenditures; inability of various counterparties to meet their financial obligations to us, including failure of counterparties to perform under agreements; general industry trends; hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards; changes in technology used by and services offered by us; significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur; changes in assumptions used to estimate costs of providing employee benefits, including pension and retiree benefits, and future funding requirements related thereto; significant changes in critical accounting policies material to us; commercial bank and financial market conditions, access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in the capital markets and the potential impact of disruptions in U.S. credit markets; circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets; financial restrictions under our revolving credit facility, term loan agreements, note purchase agreements, and indentures governing our debt instruments; our ability to generate sufficient cash flow to make interest payments on our debt instruments; actions by credit rating agencies; and our ability to effectively execute our operational strategy.

Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

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